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                       CONSENT OF COUNSEL


We consent to the use of our name under the headings "Legal
Matters" in the Prospectus and "Counsel" in the Statement of Additional Information both which form a part of the Registration
Statement.




                             Arter & Hadden LLP


Los Angeles, California
January 24, 2002





































00250209.AR3